UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


              -----------------------------------------------------

                                    FORM 8-K
              -----------------------------------------------------



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 1, 2002


                           PRIME GROUP REALTY TRUST
            (Exact name of registrant as specified in its charter)



  MARYLAND                             1-13589                 36-4173047
  -----------------------------------------------------------------------
 (State or other jurisdiction of   (Commission File         (I.R.S. Employer
  incorporation or organization)       Number)             Identification No.)



     77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
     -------------------------------------------------------------------
            (Address of principal executive offices) (Zip Code)



     Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
        (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

On July 1, 2002, Prime Group Realty Trust (NYSE: PGE, the "Company") announced that it and Security Capital Preferred Growth Incorporated ("SCPG") are continuing to work to close the transaction previously announced on June 13, 2002. The transaction would provide the Company with $15.0 million of loan proceeds and result in the redemption of the Company's Series A preferred shares held by SCPG (which have a ten-day SCPG put right) in exchange for two notes to be issued by the Company's operating partnership to SCPG.

The closing of the transaction is subject to various conditions, including the receipt of consents from seven lenders to the Company. The Company has been informed that six of the seven lenders are currently willing to consent to the closing of the transaction. The Company is negotiating with the seventh lender to obtain its consent to close the transaction.

Under the terms of the agreement with SCPG, since this transaction did not close by June 28, 2002, either party has the right to terminate the agreement at any time. However, neither party has elected to terminate the agreement, and at this time, both SCPG and the Company continue to work together toward a closing.

In connection with this transaction, the Company's Board of Trustees has conditionally declared distributions on its publicly traded Series B preferred shares for the first and second quarters of 2002, at the quarterly rate of $0.5625 per share, which declaration will be effective only upon the closing of the redemption of the Series A preferred shares. In addition, since the closing did not occur by June 30, 2002, the closing of the transaction by the Company will now also be subject to the Company's Board of Trustees declaring dividends on its Series B preferred shares for the third quarter of 2002. The record and payment dates for these distributions will be announced in connection with the closing of the transaction. Except for the foregoing, the Company's existing suspension of quarterly distributions on its preferred and common shares remains unchanged.

The Company can give no assurances that either of the parties will not terminate the agreement or that the conditions to the closing of the transactions will be satisfied and that a closing will occur.

On July 1, 2002, the Company issued the Press Release attached hereto as Exhibit
99.1. Such Press Release is incorporated herein by reference in its entirety.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits:



             Exhibit
               No.
               99.1           Description
               ----           -----------
                              Press release dated July 1, 2002.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRIME GROUP REALTY TRUST


Dated: July 3, 2002                 By:/s/ Louis G. Conforti
                                           ----------------------
                                           Louis G. Conforti
                                           Co-President and
                                           Chief Financial Officer

                                Exhibit No. 99.1

FRB WEBER SHANDWICK
    FINANCIAL COMMUNICATIONS    RE:  PRIME GROUP REALTY TRUST     [COMPANY LOGO]
                                     77 WEST WACKER DRIVE
                                     SUITE 3900
                                     CHICAGO, ILLINOIS 60601
                                     NYSE:PGE
                                     www.pgrt.com

FOR YOUR INFORMATION:

At Prime Group Realty Trust:                          At FRB|Weber Shandwick:
Stephen J. Nardi             Louis G. Conforti        Georganne Palffy
Chairman of the Board        Office of the President  General Inquiries
312/917-1300                 Chief Financial Officer  312/266-7800
                             312/917-1300

FOR IMMEDIATE RELEASE
MONDAY JULY 1, 2002


  PRIME GROUP REALTY TRUST AND SECURITY CAPITAL PREFERRED GROWTH CONTINUE TO
                            WORK TO CLOSE TRANSACTION

Chicago, IL, July 1, 2002 - Prime Group Realty Trust (NYSE: PGE, the "Company") announced today that it and Security Capital Preferred Growth Incorporated ("SCPG") are continuing to work to close the transaction previously announced on June 13, 2002. The transaction would provide the Company with $15.0 million of loan proceeds and result in the redemption of the Company's Series A preferred shares held by SCPG (which have a ten-day SCPG put right) in exchange for two notes to be issued by the Company's operating partnership to SCPG.

The closing of the transaction is subject to various conditions, including the receipt of consents from seven lenders to the Company. The Company has been informed that six of the seven lenders are currently willing to consent to the closing of the transaction. The Company is negotiating with the seventh lender to obtain its consent to close the transaction.

Under the terms of the agreement with SCPG, since this transaction did not close by June 28, 2002, either party has the right to terminate the agreement at any time. However, neither party has elected to terminate the agreement, and at this time, both SCPG and the Company continue to work together toward a closing.

In connection with this transaction, the Company's Board of Trustees has conditionally declared distributions on its publicly traded Series B preferred shares for the first and second quarters of 2002, at the quarterly rate of $0.5625 per share, which declaration will be effective only upon the closing of the redemption of the Series A preferred shares. In addition, since the closing did not occur by June 30, 2002, the closing of the transaction by the Company will now also be subject to the Company's Board of Trustees declaring dividends on its Series B preferred shares for the third quarter of 2002. The record and payment dates for these distributions will be announced in connection with the closing of the transaction. Except for the foregoing, the Company's existing suspension of quarterly distributions on its preferred and common shares remains unchanged.

The Company can give no assurances that either of the parties will not terminate the agreement or that the conditions to the closing of the transactions will be satisfied and that a closing will occur.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in the Chicago metropolitan area. The Company owns 15 office properties containing an aggregate of approximately 6.4 million net rentable square feet and 30 industrial properties containing an aggregate of approximately 3.9 million net rentable square feet. In addition, the Company has joint venture interests in two office properties containing an aggregate of approximately 1.3 million net rentable square feet. The portfolio also includes approximately 202.1 acres of developable land and the Company has the right to acquire more than 31.6 additional acres of developable land which management believes could be developed with approximately 5.0 million rental square feet of office and industrial space. In addition to the properties described above, the Company is developing Dearborn Center in downtown Chicago, a Class A, state-of-the-art office tower containing 1.5 million rentable square feet of office space. The Company also owns a joint venture interest in a new office development consisting of 0.1 million of rentable square feet in suburban Chicago.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.



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